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                                                                    EXHIBIT 3(C)

                           CERTIFICATE OF CORRECTION
                        FILED TO CORRECT A CERTAIN ERROR
        IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       OF GENERAL GROWTH PROPERTIES, INC.
           FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                                ON MAY 24, 1995

     It is hereby certified that:

     1. The name of the corporation (the "corporation") is General Growth Properties, Inc.

     2. The Second Amended and Restated Certificate of Incorporation of the corporation, was filed by the Secretary of State of Delaware on May 24, 1995, and is hereby corrected, as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     3. Article IV D.(1) of said instrument, and more specifically, the definition of the term "Ownership Limit" set forth therein, currently contains an inaccuracy in that it establishes the initial Ownership Limit at 5%, rather than 7.5%, of the value of the outstanding Equity Stock of the Corporation.

     4. The definition of "Ownership Limit" set forth in Article IV D.(1) of said instrument in its corrected form is as follows:

           "Ownership Limit" shall initially mean 7.5% of the value of the outstanding Equity Stock of the Corporation, and after any adjustment as set forth in subparagraph D(11) of the Article IV, shall mean such greater percentage (but not more than 9.8%) of the value of the outstanding Equity Stock as so adjusted.

     IN WITNESS WHEREOF, said General Growth Properties, Inc. has caused this certificate to be signed by MATTHEW BUCKSBAUM, its Chairman and CEO this 21st day of December, 1995.


                                       GENERAL GROWTH PROPERTIES, INC.



                                       By:
                                          ------------------------------
                                          Its:  Chairman and CEO

Attest:



------------------------------
Marshall E. Eisenberg,
Secretary